May __, 2002

Dear Member:

              We are pleased to announce that Pacific Trust Bank is converting from the mutual to the stock form of organization (the "Conversion"), upon the completion of the conversion, Pacific Trust Bank will then become a wholly-owned subsidiary of a new holding company, First PacTrust Bancorp, Inc. In connection with the Conversion, First PacTrust Bancorp, Inc. is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

              Unfortunately, First PacTrust Bancorp, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of FirstPac Trust Bancorp, Inc.

              However, as a member of Pacific Trust Bank, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on June __, 2002. Therefore, enclosed is a proxy card, a proxy statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the proxy statement) and a return envelope for your proxy card.

              We invite you to attend the Special Meeting of Members on June 20, 2002. However, whether or not you are able to attend the meeting, please complete the enclosed proxy card and return it in the enclosed envelope.

              Sincerely,

              Hans R. Ganz
              President and Chief Executive Officer

              THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY FIRST PACTRUST BANCORP, INC., PACIFIC TRUST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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              May __, 2002

              Dear Member:

              We are pleased to announce that Pacific Trust Bank is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, First PacTrust Bancorp, Inc., the newly-formed holding company for Pacific Trust, is offering common stock in a subscription offering pursuant to a Plan of Conversion.

              To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

              Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form having your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on June __, 2002. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

              The Board of Directors believes the Conversion will offer a number of advantages, such as an opportunity for depositors of Pacific Trust Bank to become shareholders. Please remember:
  Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

  There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the Conversion.

  Members have a right, but not an obligation, to buy First PacTrust Bancorp, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

  Like all stock, shares of First PacTrust Bancorp, Inc. common stock issued in this offering will not be insured by the FDIC.
              Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of First PacTrust Bancorp, Inc. you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, California time, on June __, 2002.

              If you have additional questions regarding the offering, please call us at (___) ___-___, Monday, through Friday, 9:00 AM to 5:00 PM, or stop by our Stock Information Center located at 279 F Street in Chula Vista.

              Sincerely,

              Hans R. Ganz
              President and Chief Executive Officer

              THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY FIRST PACTRUST BANCORP, INC., PACIFIC TRUST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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              May __, 2002

              Dear Prospective Investor:

              We are pleased to announce that Pacific Trust Bank is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, First PacTrust Bancorp, Inc., the newly-formed holding company for Pacific Trust Bank, is offering common stock in a subscription and community offering pursuant to a Plan of Conversion.

              We have enclosed the following materials that will help you learn more about the merits of First PacTrust Bancorp, Inc. common stock as an investment. Please read and review the materials carefully.

               PROSPECTUS: This document provides detailed information about operations at Pacific Trust Bank and a complete discussion on the proposed stock offering.

               QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

               STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, California Time, June __, 2002.

              We invite you and other local community members to become charter shareholders of First PacTrust Bancorp, Inc. Through this offering you have the opportunity to buy stock directly First PacTrust Bancorp, Inc. without a commission or a fee.

              If you have additional questions regarding the Conversion, please call us at (___) ___-____, Monday through Friday, 9:00 AM to 5:00 PM, or stop by our Stock Information Center located at 279 F Street in Chula Vista .

              Sincerely,

              Hans R. Ganz
              President and Chief Executive Officer

              THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY FIRST PACTRUST BANCORP, INC., PACIFIC TRUST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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              May __, 2002

              To Members and Friends of
              Pacific Trust Bank

              Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Pacific Trust Bank in converting from the mutual to the stock form of organization which will then become a wholly-owned subsidiary of a new holding company, First PacTrust Bancorp, Inc. In connection with the conversion, First PacTrust Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.
              At the request of First PacTrust Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of First PacTrust Bancorp, Inc. common stock being offered to customers of Pacific Trust Bank and various other persons until 12:00 Noon, California time, on June __, 2002. Please read the enclosed offering materials carefully, including the Prospectus, for a complete description of the stock offering. First PacTrust Bancorp, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.
              If you have any questions, please visit our Stock Information Center located at 279 F Street in Chula Vista, Monday through Friday, 9:00 AM to 5:00 PM, or feel free to call the Stock Information Center at (___) ___-____.

              Very truly yours,

              Keefe, Bruyette & Woods, Inc.

              THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY FIRST PACTRUST BANCORP, INC., PACIFIC TRUST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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              Facts About Conversion
              The Board of Directors of Pacific Trust Bank unanimously adopted a Plan of Conversion to convert from the mutual to the stock form of organization (the "Conversion").
              This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in common shares of First PacTrust Bancorp, Inc. (the "Holding Company"), the newly-formed corporation that will become the holding company for Pacific Trust Bank following the Conversion.
              Investment in the common stock of the Holding Company involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".
              Why is Pacific Trust Bank converting to Stock form?
              The stock form of ownership is used by most business corporations, all banks, and an increasing number of savings institutions. The stock form of organization offers many competitive advantages, including growth opportunities and increased capital levels.
              Will the Conversion affect any of my deposit accounts or loans?
              No. The Conversion will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted into stock.
              Who is eligible to purchase common shares in the subscription offering?
              Certain past and present depositors of Pacific Trust Bank are eligible to purchase common stock in the subscription offering.
              How many common shares are being offered and at what price?
              PAC Trust Bancorp, Inc. is offering up to ______ shares of common stock, subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.
              How many shares may I buy?
              The minimum order is 25 shares. No person, together with associates of, and persons acting in concert with such person, may purchase more than 50,000 shares of common stock as further discussed in the Prospectus.
              Will the common stock be insured?
              No. Like any other common stock, the Holding Company's common stock will not be insured.
              Do members have to buy the common stock?
              No. However, the Conversion will allow depositors of Pacific Trust Bank an opportunity to buy common shares and become shareholders of the Holding Company for the local financial institution with which they do business.
              How do I order the common stock?
              You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 Noon, California Time on June __, 2002.
              How may I pay for my common stock?
              First, you may pay for common stock by check, money order or cash. Interest will be paid by Pacific Trust Bank on these funds at the statement savings rate from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdraw funds from your deposit account or certificate of deposit at Pacific Trust Bank for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion. There is no penalty for withdrawal from a certificate of deposit.
              Can I purchase stock using funds in my Pacific Trust Bank IRA account?
              Federal regulations do not permit the purchase of common stock in connection with the Conversion from your existing Pacific Trust Bank IRA account. To accommodate our depositors, we have made arrangements with an outside trustee to allow such purchases. Please call our Stock Information Center for additional information.
              Will dividends be paid on the common stock?
              The Board of Directors of the Holding Company anticipates paying a cash dividend in the future. However, the timing and level of such dividends is currently undetermined.
              How will the common stock be traded?
              The Holding Company's stock is expected to trade on the Nasdaq National Market under the ticker symbol "FPTB." However, no assurance can be given that an active and liquid market will develop.
              Are executive officers and directors of Pacific Trust Bank planning to purchase stock?
              Yes! The executive officers and directors of Pacific Trust Bank plan to purchase, in the aggregate, $___,____ worth of stock or approximately __.__% of the common stock offered at the midpoint of the offering range.
              Must I pay a commission?
              No. You will not be charged a commission or fee on the purchase of common stock in the Conversion.
              Should I vote to approve the plan of conversion?
              Yes. Your "YES" vote is very important!
              PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!
              Why did I get several proxy cards?
              If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.
              How many votes do I have?
              Your proxy card(s) show(s) the number of votes you have. Every depositor is entitled to cast one vote for each $100, and a proportionate fractional vote for an amount of less than $100, on deposit as of the voting record date, up to 1,000 votes.
              May I vote in person at the special meeting?
              Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so at any time before such proxy is exercised by executing and delivering a later dated proxy or by giving written notice of revocation in writing or by voting in person at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.
              For Additional Information You May Visit or Call Our Stock Information Center Monday through Friday, 9:00 AM to 5:00 PM In Pacific Trust Bank's Office.

STOCK INFORMATION CENTER

(___) ___-____

              Pacific Trust Bank
              279 F Street
              Chula Vista, California _____

Questions
and
Answers

First PacTrust
Bancorp,
Inc.

Holding Company for
Pacific Trust Bank

              THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY FIRST PACTRUST BANCORP, INC., PACIFIC TRUST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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PROXY GRAM

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Pacific Trust Bank from a *mutual savings institution to a stock corporation.*

Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

<u>Your Vote Is Important To Us!</u>

Please sign the enclosed proxy card and return it in the postage-paid envelope provided ***TODAY*!** If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Hans R. Ganz
President and Chief Executive Officer
Pacific Trust Bank
Chula Vista, California

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information call (___) ___-____.

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PROXY GRAM II

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Pacific Trust Bank from a *mutual savings institution to a stock corporation.*

Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

<u>Our Reasons for the Corporate Change</u>

<u>As a Mutual Institution</u>:
-There is no authority to issue capital stock and thus no access to this market source of equity capital.
-Earnings from year to year are the only source of generating capital.

<u>As a Stock Corporation we will be able to</u>:
-Be organized in the form used by commercial banks and most savings institutions.
-Have the flexibility to raise new equity capital at times deemed advantageous by the Board.
-Able to support future growth and expanded operations, including increased lending.
-Better able to address the needs of the communities we serve.
-More easily make acquisitions and expand into new businesses.
-Establish stock compensation plans to provide an equity interest in the company and greater incentive to improve its performance.

<u>Your Vote Is Important To Us!</u>

Please sign the enclosed proxy card and return it in the postage-paid envelope provided ***TODAY!*** If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Hans R. Ganz
President and Chief Executive Officer
Pacific Trust Bank

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information call (___) ___-____.

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              {logo} Pacific Trust Bank

              June __, 2002

              Dear Valued Pacific Trust Bank Member:

              We recently forwarded you a proxy statement and related materials regarding a proposal to reorganize Pacific Trust Bank from a mutual holding company to a standard stock holding company form of organization. This reorganization and conversion will allow us to operate in essentially the same manner as we currently operate, but provides us with the flexibility to add capital, continue to grow and expand the bank, add new products and services, and increase our lending capability.

              As of today, your vote on our Plan of Conversion has not yet been received. Your Board of Directors unanimously recommends a vote "FOR" the Plan of Conversion. If you mailed your proxy, please accept our thanks and disregard this request.

              We would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or dropping it off at your Pacific Trust Bank branch. Our meeting on June __th is fast approaching and we'd like to receive your vote as soon as possible.

              Voting FOR the Reorganization does not affect the terms or insurance on your accounts. For further information call our Information Center at (___) ___-____.

              Best regards and thank you,

              Hans R. Ganz
              President and Chief Executive Officer